UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

GREAT NORTHERN IRON ORE PROPERTIES
(Exact name of registrant as specified in its charter)

Minnesota	1-701	41-0788355
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

W-1290 First National Bank Building, 332 Minnesota Street, St. Paul, MN	55101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 224-2385

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

          On January 26, 2015, the Ramsey County District Court issued its Findings of Fact, Conclusions of Law and Order for Judgment (“Court Order”) pursuant to the Trustees’ Petition for Instructions dated September 9, 2014 (“Trustees’ Petition”) and following the hearings held before the Court on October 7, 2014 and November 24, 2014. The Court Order approved the Trustees’ Petition and confirmed, among other things, that (i) the Trustees are to proceed with winding up the affairs of the Trust upon the Trust’s termination date of April 6, 2015, and to undertake the tasks and actions outlined in the Trustees’ Wind-Up Plan, (ii) during the wind-up period, the Trustees are to retain possession and control of the Trust’s cash and non-cash assets (and related books and records), and (iii) the Trust termination and wind-up expenses and costs (including attorneys’ fees) are to be allocated between the Trust’s income beneficiaries (certificate holders or shareholders) and reversionary beneficiary (the reversioner) as set forth in the Court Order. The full text of the Court Order is set forth in Exhibit 99.1 attached hereto and is incorporated into the Current Report as if fully set forth herein.

Item 9.01    Financial Statements and Exhibits.

          (a) Financial statements of businesses acquired: None

          (b) Pro forma financial information: None

          (c) Shell company transactions: None

          (d) Exhibits:

Exhibit No.	Document
99.1	Court Order dated January 26, 2015, regarding the Trust’s termination date of April 6, 2015, and subsequent wind-down process.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT NORTHERN IRON ORE PROPERTIES
(Registrant)

Date	January 30, 2015	By	/s/ Joseph S. Micallef
Joseph S. Micallef, President of the Trustees and
Chief Executive Officer

Date	January 30, 2015	By	/s/ Thomas A. Janochoski
Thomas A. Janochoski, Vice President &
Secretary and Chief Financial Officer

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

GREAT NORTHERN IRON ORE PROPERTIES

W-1290 First National Bank Building
332 Minnesota Street
Saint Paul, Minnesota 55101-1361

Exhibit No.	Document
99.1	Court Order dated January 26, 2015, regarding the Trust’s termination date of April 6, 2015, and subsequent wind-down process.